Exhibit 99.2

GUESS?, INC. TO RELEASE

SECOND QUARTER FISCAL 2026 FINANCIAL RESULTS

LOS ANGELES, August 20, 2025 – Guess?, Inc. (NYSE: GES) will release its financial results for the second quarter of fiscal year 2026, which ended August 2, 2025, on Wednesday, August 27, 2025.

The financial results will be accessible at www.guess.com via the “Investor Relations” link. In light of the pending take-private transaction announced separately today, Guess? will not host a conference call in connection with its quarterly results.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. At May 3, 2025, the Company directly operated 1,074 retail stores in Europe, the Americas and Asia. The Company’s partners and distributors operated 527 additional retail stores worldwide. At May 3, 2025, the Company and its partners and distributors operated in approximately 100 countries worldwide. For more information about the Company, please visit www.guess.com.

Contact: Guess?, Inc.

Fabrice Benarouche

Senior Vice President Finance, Investor Relations and Chief Accounting Officer

(213) 765-5578

Source: Guess?, Inc.

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